UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

Maison Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, California 91754
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 737-5888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Operating Officer

On February 21, 2025, Tao Han notified Maison Solutions Inc. (the “Company”) of his resignation as Chief Operating Officer of the Company, effective immediately. Mr. Han’s resignation is not a result of any disagreement with the Company or its independent auditor on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices.

Appointment of Chief Operating Officer

On February 21, 2025, the Board of Directors of the Company (the “Board”) appointed Xi (Jacob) Cao to serve as the Company’s Chief Operating Officer, effective February 21, 2025.

Mr. Cao, age 38, has over eight years of experience in the specialty grocery and catering industry. Most recently, he served as the Operations Manager at the Company’s store in El Monte, California from June 2023 until his appointment as the Company’s Chief Operating Officer. Prior to that, Mr. Cao held multiple operational management roles within the grocery industry, including Operations Supervisor at LSK from August 2022 to June 2023 and Operations Manager at Sonic Plus LLC from January 2020 to August 2022.

In connection with his appointment, on February 21, 2025, Mr. Cao and the Company entered into a contract for employment (the “Employment Agreement”), effective February 21, 2025, for Mr. Cao’s service as the Company’s Chief Operating Officer on an at-will basis. Pursuant to his Employment Agreement, Mr. Cao is entitled to an annual base salary of $96,000. If Mr. Cao violates the terms of his Employment Agreement, the Company may terminate his employment without notice and with one-month salary as compensation and as his exclusive remedy. Mr. Cao’s Employment Agreement also provides for certain non-compete and non-solicitation covenants. The term of Mr. Cao’s Employment Agreement began on February 21, 2025 for an initial period of one year, and automatically renews for successive one-year periods unless otherwise terminated.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

There are no arrangements or understandings between Mr. Cao and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Cao is not related to any other executive officer or director of the Company.

On February 27, 2015, the Company issued a press release announcing Mr. Cao’s appointment as Chief Operating Officer of the Company. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Maison Solutions Inc. and Xi (Jacob) Cao, dated February 21, 2025.
99.1	Press Release, dated February 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2025	MAISON SOLUTIONS INC.

By:	/s/ John Xu
John Xu
Chief Executive Officer, Chairman and President

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